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                                                                      Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements Number 2-89224, Number 33-16242, Number 33-42333, Number 33-55932, and Number 33-42334
on Form S-8, Registration Statements Number 33-38268, Number 33-33508, Number 33-39303, Number 33-47785 and Number 33-51407 on Form S-3 and Registration Statement Number 33-51383 on Form S-4 of First Bank System, Inc. of our report dated January 13, 1994 with respect to the consolidated financial statements of First Bank System, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1993.



Minneapolis, Minnesota
February 28, 1994